Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. §1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Robert J. Brilon, President and Chief Financial Officer (principal financial officer) of Iveda Solutions, Inc. (the “Registrant”), certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2023 of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: May 15, 2023

/s/ Robert J. Brilon
Robert J. Brilon
Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Iveda Solutions, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.